UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 20, 2024
F&G Annuities & Life, Inc.
(Exact Name of Registrant as Specified in its Charter)
001-41490
(Commission File Number)

Delaware	85-2487422
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)
801 Grand Avenue, Suite 2600
Des Moines, Iowa 50309
(Address of Principal Executive Offices)
(515) 330-3340
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
F&G Common Stock, $0.001 par value	FG	New York Stock Exchange
7.950% Senior Notes due 2053	FGN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Item 8.01 Other Events.
On May 20, 2024, F&G Annuities & Life, Inc. (“F&G” or the “Company”) announced the pricing of its public offering (the “New Notes Offering”) of $550 million aggregate principal amount of its 6.500% senior notes due 2029 (the “New Notes”). The New Notes were offered and sold pursuant to a registration statement on Form S-3 (File No. 333-275867), filed with the Securities and Exchange Commission. The New Notes are guaranteed on an unsecured, unsubordinated basis by each of F&G’s subsidiaries that are guarantors of F&G’s obligations under its existing credit agreement (the “Guarantors”), including FGLH (as defined below). The Company intends to use a portion of the net proceeds from the New Notes Offering to finance the Tender Offer (as defined below). The Company intends to use the remaining net proceeds of this offering for general corporate purposes, which may include the repurchase, redemption or repayment at maturity of outstanding indebtedness.
In connection with the New Notes Offering, the Company entered into an underwriting agreement, dated as of May 20, 2024, among the Company, the Guarantors and BofA Securities, Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriting Agreement”). The New Notes Offering is expected to close on or about June 4, 2024, subject to customary closing conditions. A copy of the Underwriting Agreement and the press release announcing the pricing of the New Notes are attached hereto as Exhibit 1.1 and Exhibit 99.1, respectively, and incorporated by reference herein.
Also on May 20, 2024, F&G announced the commencement of a cash tender offer (the “Tender Offer”) by its wholly owned subsidiary Fidelity & Guaranty Life Holdings, Inc. (“FGLH”) for an aggregate principal amount of up to $250,000,000 of FGLH’s 5.50% Senior Notes due 2025. The Tender Offer is being made pursuant to, and subject to the conditions set forth in, an Offer to Purchase, dated May 20, 2024. A copy of the press release announcing the commencement the Tender Offer is attached hereto as Exhibit 99.2 and incorporated by reference herein.
The information included in Item 8.01 of this report and the press releases attached hereto as Exhibit 99.1 and Exhibit 99.2 is for informational purposes only and does not constitute either an offer to sell, or a solicitation of an offer to purchase, securities of F&G or an offer to purchase securities that are the subject of the Tender Offer.
Forward-Looking Statements
This report, including Exhibits 99.1 and 99.2, contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are not related to present facts or current conditions or that are not historical facts, as well as statements that address activities, events, or developments that F&G anticipates will or may occur in the future, including, but not limited to, such things as the anticipated timing and closing of the New Notes Offering and other such matters. You can identify forward-looking statements by words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “predict,” “project,” “seek,” “outlook,” “future,” “will,” “would,” “should,” “could,” “may,” “can have,” “likely” and similar terms. Forward-looking statements include statements based on management’s current expectations and assumptions about future events. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which are beyond F&G’s control, that could cause actual results to differ materially from those in or implied by the forward-looking statements. Factors that may cause such differences include the risks and uncertainties described in F&G’s Annual Report on Form 10-K for the year ended December 31, 2023, as amended, F&G’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and the other reports and filings F&G makes with the SEC. These forward-looking statements speak only as of the date of this report. F&G disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments, changes in assumptions or otherwise.

Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit	Description
1.1
Underwriting Agreement, dated as of May 20, 2024, among the Company, the guarantors party thereto and BofA Securities, Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

99.1	Press Release, dated as of May 20, 2024.
99.2	Press Release, dated as of May 20, 2024.
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F&G Annuities & Life, Inc.

Date: May 21, 2024	By:	/s/ Michael L. Gravelle
		Name:	Michael L. Gravelle
		Title:	Executive Vice President, General Counsel and Corporate Secretary